Exhibit 10.4

Execution Copy

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED
LEASE RECEIVABLES PURCHASE AGREEMENT

Dated as of October 17, 2003

THIS AMENDMENT NO. 2 dated as of October 17, 2003 (“Amendment”), to the THIRD AMENDED AND RESTATED LEASE RECEIVABLES PURCHASE AGREEMENT, dated as of June 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “LRPA”), among HPSC Bravo Funding, LLC, a Delaware limited liability company (“HPSC Bravo”), as the Seller thereunder, HPSC, Inc., a Delaware corporation (“HPSC”), as the Servicer thereunder, Triple-A One Funding Corporation, a Delaware corporation, as a Purchaser thereunder, Merrill Lynch Commercial Finance Corp. (“Merrill”), as a Purchaser and as a Managing Agent thereunder, Capital Markets Assurance Corporation, and MBIA Insurance Corporation, successor in interest to Capital Markets Assurance Corporation (“MBIA”), as Managing Agent, as the Insurer and as the Collateral Agent thereunder, is entered into as of the date hereof by HPSC Bravo and the Collateral Agent (on behalf of itself and the Purchasers).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List referenced in the LRPA.

PRELIMINARY STATEMENTS

WHEREAS, pursuant to Section 3.02(i) of the LRPA, the Seller has represented and warranted, with respect to each Purchased Receivable, that at least one Scheduled Contract Payment had been made by the related Obligor prior to the related Purchase Date in accordance with clause (xxvi) of the definition of “Eligible Receivable” (as such clause was in effect prior to the effectiveness of this Amendment); and

WHEREAS, it has come to the attention of the parties hereto that, with respect to certain Purchased Receivables, no Scheduled Contract Payments had been made by the Obligors prior to the related Purchase Dates; and

WHEREAS, as a result of the foregoing, and also the resulting inaccuracy of the calculations of the Discounted Eligible Receivables Balance as set forth in certain Settlement Reports delivered by the Seller pursuant to Section 5.02(f), Wind-Down Events have occurred pursuant to Section 7.01(d) of the LRPA (collectively, the “Eligibility Default”); and

WHEREAS, pursuant to Section 7.01(h) of the LRPA, a Wind-Down Event has occurred, as reflected by the Settlement Report delivered by the Seller to MBIA and Merrill on September 17, 2003, in accordance with Section 5.02(f) of the LRPA (the “Collateral Shortfall Default”); and

WHEREAS, HPSC Bravo has requested that MBIA waive, and MBIA has agreed to waive, subject to the terms and conditions set forth herein, the Eligibility Default and the Collateral Shortfall Default pursuant to Section 11.01 of the LRPA; and

WHEREAS, pursuant to Section 11.01 of the LRPA, HPSC Bravo and MBIA, as Insurer and as Collateral Agent, and with the consent of each Managing Agent, wish to amend the LRPA in certain respects and have agreed to amend the LRPA on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HPSC Bravo and MBIA agree as follows:

SECTION 1.                  Waiver.  Effective as of the date first above written, subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Insurer and the Collateral Agent hereby waive the Eligibility Default and the Collateral Shortfall Default.

SECTION 2.                  Amendment to the LRPA.  Effective as of the date first above written, subject to the satisfaction of the conditions precedent set forth in Section 5 below, the LRPA is hereby amended as follows:

(a)                    Appendix A to the LRPA is amended by deleting the definition of “Default Reserve Ratio” in its entirety and replacing it with the following:

“Default Reserve Ratio” means the ratio (expressed as a percentage), computed as of the last day of each month in accordance with the following formula:

DRR	=	DRSF X DR X WRT, where

DRR	=	the Default Reserve Ratio;

DRSF	=	the Default Reserve Stress Factor as of such day;

DR	=	the Default Ratio as of such day; and

WRT	=	the Weighted Average Remaining Term as expressed in years of the Purchased Receivables as of such day.

(b)                   Appendix A to the LRPA is further amended by deleting the definition of “Delinquent Receivable” in its entirety and replacing it with the following:

“Delinquent Receivable” means a Purchased Receivable or HPSC Portfolio Receivable (i) that is not a Defaulted Receivable and (ii) (a) as to which any Scheduled Contract Payment or part thereof, is unpaid more than 90 days from its original due date, (b) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Originator or (c) with respect to which, if, on the related Purchase Date, no Scheduled Contract Payment shall have yet been due and payable under the related Contract, the first Scheduled Contract Payment due after such Purchase Date is not paid in full on the due date therefor; provided, that, upon receipt from the Obligor of payment in full of such first Scheduled Contract Payment, such Receivable shall no longer constitute a “Delinquent Receivable” pursuant to this clause (ii)(c).

(c)                    Appendix A to the LRPA is further amended by deleting clauses (xxvi) and (xxvii) of the definition of “Eligible Receivable” in their entirety and replacing them with the following:

(xxvi)  (a) the Contract for which was originated no later than the date that is one month prior to the related Purchase Date therefor and (b) (1) such Receivable is an Eligible Deferred Receivable or (2) on the date of such Purchase by the Buyer, the Obligor shall have made at least one Scheduled Contract Payment pursuant to the related Contract in full and in a timely manner;

(xxvii)  [Intentionally left blank]

(d)                   Appendix A to the LRPA is further amended by adding the following definitions thereto in their appropriate alphabetical locations:

“Default Reserve Stress Factor” means (i) for the last day of the calendar month preceding each Settlement Date from and including October 20, 2003 to and including December 22, 2003, (x) if the Default Ratio determined as of such day is greater than or equal to 1.20%, 3.0, and (y) if the Default Ratio determined as of such day is less than 1.20%, 2.2, and (ii) for the last day of the calendar month preceding the January 20, 2004 Settlement Date and each Settlement Date thereafter, 3.0.

“Eligible Deferred Receivable” means a Receivable (i) with respect to which the first Scheduled Contract Payment required to be paid by the Obligor under such Contract is due not more than 90 days after the date of such Contract but which Scheduled Contract Payment is not yet due on the Purchase Date on which such Receivable is purchased pursuant to the Sale Agreement, (ii) that is not a Delinquent Receivable and (iii) (a) that is purchased by the Buyer under the Sale Agreement before October 20, 2003 or (b) (1) that is purchased by the Buyer under the Sale Agreement on or after October 20, 2003 and (2) the Outstanding Balance of which, on such Purchase Date, when added to the Outstanding Balance of all other Receivables purchased by the Buyer under the Sale Agreement on such Purchase Date and to which clauses (i) and (ii) above are applicable on such Purchase Date, does not exceed 33% of the Outstanding Balance of all Eligible Receivables purchased by the Buyer under the Sale Agreement on such Purchase Date.

(e)                    The LRPA is further amended by adding the following SECTION 3.03 at the end of Article III:

SECTION 3.03  Effect of Payment of Consideration for Receivables Purchase.  Upon receipt by the Seller of the consideration for any Receivables Purchase pursuant to Section 2.02 (including without limitation the assumption by the Collateral Agent of the obligation to remit to the Seller any Deferred Purchase Price), all right, title and interest of the Seller in and to the Receivables and Related Security that are the subject of such Receivables Purchase and that are assigned by the Seller pursuant to Section 2.01 shall vest in the Purchasers (or the Collateral Agent, as applicable), whether or not the conditions precedent to such Receivables Purchase were in fact satisfied; provided, however, that none of the Purchasers, the Managing Agents or the Collateral Agent shall be deemed to have waived any claim it may have under this

Receivables Purchase Agreement for the failure by the Seller in fact to satisfy any such condition precedent.

SECTION 3.                  Acknowledgment of Transfer.  For the avoidance of doubt, each of HPSC Bravo, the Collateral Agent and each Managing Agent on behalf of the applicable Purchasers hereby acknowledges and agrees that, notwithstanding the Eligibility Default or any other failure by the Seller to satisfy any conditions precedent to any Receivables Purchase occurring prior to the date hereof, upon receipt by the Seller of the consideration for any Receivables Purchase pursuant to Section 2.02 of the LRPA (including without limitation the assumption by the Collateral Agent of the obligation to remit to the Seller any Deferred Purchase Price), all right, title and interest of the Seller in and to the Receivables and Related Security that were the subject of such Receivables Purchase and that were assigned by the Seller pursuant to Section 2.01 of the LRPA have vested in the Purchasers, whether or not the conditions precedent to such Receivables Purchase were in fact satisfied; provided, however, that, other than as expressly set forth in this Amendment, none of the Purchasers, the Managing Agents, the Collateral Agent or the Insurer shall be deemed to have waived any claim it may have for the failure by the Seller in fact to satisfy any such condition precedent.

SECTION 4.                  Representations and Warranties.  HPSC Bravo represents and warrants as follows:

(a)                    This Amendment and the LRPA as amended hereby, constitute legal, valid and binding obligations of HPSC Bravo and are enforceable against HPSC Bravo in accordance with their terms.

(b)                   Upon the effectiveness of this Amendment, HPSC Bravo hereby reaffirms that the representations and warranties contained in Article IV of the LRPA are true and correct.

(c)                    Upon the effectiveness of this Amendment, HPSC Bravo hereby reaffirms all covenants made in the LRPA and the other Facility Documents to which it is a party to the extent the same are not amended hereby and agrees that all such covenants shall be deemed to have been remade as of the effective date of this Amendment.

(d)                   Upon the effectiveness of this Amendment, no Wind-Down Event or Unmatured Wind-Down Event, Event of Termination or Unmatured Event of Termination shall have occurred and shall be continuing.

SECTION 5.                  Conditions Precedent.  This Amendment shall become effective as of the date hereof on the date on which the Collateral Agent shall receive (i) a Settlement Report for the October 20, 2003 Settlement Date, generated using the definitions set forth in Appendix A to the LRPA after giving effect to this Amendment, (ii) a copy of this Amendment, duly executed and delivered by each of HPSC Bravo and MBIA and acknowledged by each of MBIA and Merrill in their capacity as Managing Agents, and (iii) a copy of Amendment No. 2 to the Sale Agreement, dated as of the date hereof, duly executed and delivered by each of HPSC and HPSC Bravo and acknowledged by MBIA in its capacities as Insurer and as Collateral Agent.

SECTION 6.                  Reference to and Effect on the LRPA.  (a) Except as specifically set forth above, the LRPA, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein and for the limited purposes set forth herein, operate as a waiver of any right, power or remedy of any Purchaser, any Managing Agent, the Collateral Agent or the Insurer, nor constitute a waiver of any provision of the LRPA, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(b) Upon the effectiveness of this Amendment, each reference in the LRPA to “this Receivables Purchase Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the LRPA as amended hereby, and each reference to the LRPA in any other document, instrument or agreement executed and/or delivered in connection with the LRPA shall mean and be a reference to the LRPA as amended hereby.

SECTION 7.                  Consent to Amendment and Waiver.  MBIA, in its capacity as the Insurer, hereby consents, for the purposes of Section 4.02 of the Insurance Agreement, to the acknowledgment of and consent to the amendments and waivers contained in this Amendment by Merrill in its capacity as a Managing Agent.

SECTION 8.                  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

SECTION 9.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10.            Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HPSC BRAVO FUNDING, LLC, as Seller

		By:	/s/ Rene Lefebvre
Name: Rene Lefebvre
Title: Manager

MBIA INSURANCE CORPORATION, as Collateral Agent and as Insurer

		By:	/s/ Glenn H. Roder
Name: Glenn H. Roder
Title: Vice President

Agreed and Acknowledged:

MBIA INSURANCE CORPORATION, as a Managing Agent

By:	/s/ Andrew Laterza
Name: Andrew P. Laterza
Title: Vice President

MERRILL LYNCH COMMERCIAL FINANCE CORP., as a Managing Agent

By:	/s/ Joseph Magnus
Name: Joseph Magnus
Title: Director

Signature Page to Amendment No. 2 to Lease Receivables Purchase Agreement